UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
 SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2018

TRI-STATE GENERATION AND
TRANSMISSION ASSOCIATION, INC.

(Exact name of Registrant as specified in its charter)

COLORADO	333-212006	84-0464189
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 W. 116th Avenue
Westminster, Colorado	80234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 452-6111

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2018, we appointed Dennis Hruby, age 44, as our Senior Manager, Controller (principal accounting officer).  Mr. Hruby will begin serving in that capacity on February 18, 2018.  Mr. Hruby has been an employee of ours for more than eight years, most recently as General Accounting Manager.  His responsibilities as General Accounting Manager included the general ledger and internal financial report generation, as well as assistance with both our internal controls and compliance with the Sarbanes-Oxley Act of 2002 and our financial reporting and disclosure required by and filed with the Securities and Exchange Commission.

Steve Lindbeck, our current Senior Manager, Controller, will remain an employee of ours until his retirement, which is expected after the filing of our quarterly report on Form 10-Q for the quarterly period ended March 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

Date: February 6, 2018	By:	/s/ Patrick L. Bridges
Patrick L. Bridges
Senior Vice President/Chief Financial Officer